Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of AmeriServ Financial, Inc. of our report dated March 14, 2022, relating to the consolidated financial statements of AmeriServ Financial, Inc., appearing in the 2021 Annual Report to Shareholders and incorporated in the Annual Report on Form 10-K/A of AmeriServ Financial, Inc. for the year ended December 31, 2021.

/s/S.R. Snodgrass, P.C.

Cranberry Township, Pennsylvania

November 17, 2022